UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2016

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Road, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 3, 2016, A. Schulman, Inc. (the “Company”) issued a press release announcing the appointment effective October 3, 2016 of John W. Richardson as Executive Vice President, Finance, and the appointment effective November 1, 2016, of Mr. Richardson as Executive Vice President and Chief Financial Officer, to provide a transition period for Mr. Richardson to succeed Joseph J. Levanduski, the Company’s current Chief Financial Officer, whose resignation was also announced by the Company on October 3, 2016, to be effective October 31, 2016. Information regarding changes to Mr. Levanduski’s compensatory arrangements will be provided by an amendment to this Form 8-K when the information is determinable by the Company.
Mr. Richardson, age 70, served as Executive Vice President & Chief Financial Officer of Qwest Communications International from 2007 to 2008, and as Senior Vice President, Controller & Chief Accounting Officer for the company from 2003 to 2007. In 2002, Mr. Richardson retired from the Goodyear Tire & Rubber Company after 35 years of service, where he held a variety of positions including Vice President Corporate Finance & Chief Accounting Officer and Chairman & General Manager of Goodyear’s British subsidiary. Mr. Richardson currently serves as Vice President of the Board of Trustees at the Akron Area YMCA, as a member of the Board of Trustees at Fairlawn Country Club, and is on the Leadership Council for Primary Care at Summa Health System. Mr. Richardson earned his bachelor’s degree in business administration from Ohio University in 1967, and he holds a Certified Public Accounting license from the State of Ohio.

The Company entered into an employment agreement with Mr. Richardson on September 30, 2016, with an effective date of October 1, 2016 (the “Agreement”). A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein. The following summary of the Agreement is qualified in its entirety by reference to the text of Agreement.

•
The term commences October 1, 2016 and ends on October 31, 2018, provided, however, that Mr. Richardson may, upon providing written notice to the Company at least ninety (90) days prior to October 31, 2018, extend the term for one additional year until October 31, 2019.

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Mr. Richardson’s initial annual base salary is $500,000, which may be increased from time to time by the Compensation Committee of the Board of Directors as it deems appropriate in its reasonable business judgment based upon recommendations of the Chief Executive Officer from evaluations of Mr. Richardson’s performance, but the base salary may not be decreased except as a result of Disability, as such term is defined in the Agreement.

•
Mr. Richardson will be granted 50,000 restricted stock units under the Amended and Restated 2006 Incentive Plan on or about October 1, 2016. These restricted stock units will be subject to vesting on a pro rata basis on each of the three anniversaries of the grant date. If Mr. Richardson’s employment terminates due to death, Disability, Retirement, Resignation for Cause, termination by the Company without Cause, or upon a Change in Control, his unvested restricted stock units will fully vest on the date of his death, Disability, Retirement, Resignation for Cause, termination by the Company without Cause, or upon a Change in Control.

•
Mr. Richardson will be eligible to participate in the Company’s bonus program for senior executives, with a target level of 70% of base salary and leverage ranging from zero to 200% based upon the achievement of various financial goals and operating metrics, as well as an assessment of Mr.

Richardson’s individual performance. Upon expiration of the term of the Agreement, Mr. Richardson will be entitled to a pro rata amount of the annual bonus for the portion of the fiscal year in which the term expires calculated by dividing the target level of his annual bonus by 12, and multiplying the result by the number of calendar months completed in such fiscal year.

•
Mr. Richardson will be eligible for restricted stock and performance stock grants, stock options/grants and other discretionary awards and/or cash equivalents as approved by the Board of Directors consistent with the Company's long-term equity incentive plans, compensation philosophy and annual benchmarking, commencing with the annual grant cycle for the 2017 fiscal year, at a target level of 160% of the base salary and leverage ranging from 0% to 200% based upon performance metrics determined by the Compensation Committee. Consistent with the terms of the Company’s standard form of award agreement, Mr. Richardson will immediately vest in the number of performance-based long-term incentive awards at the “target” level of performance in the event a Change in Control occurs during a performance period.

•
Mr. Richardson will be eligible to receive benefits made generally available to the Company’s executives in accordance with Company policies and will be eligible to participate in all other employee compensation and benefit plans generally available to executives at a level appropriate for his position.

•
Upon termination of Mr. Richardson’s employment during the term of the Agreement, he may be entitled to receive certain post-termination benefits depending upon whether such termination is by the Company without Cause, in relation to a Change-in-Control, a Resignation for Cause by Mr. Richardson or by reason of Mr. Richardson’s death or Disability (as such terms are defined in the Agreement). In the event the Company terminates Mr. Richardson’s employment without Cause or Mr. Richardson elects a Resignation for Cause prior to the expiration of the Agreement and prior to a Change-in-Control, Mr. Richardson shall receive: (i) the greater of his salary for the remaining term of the Agreement or for a period of 12 months; (ii) a bonus on each October 31 during the remaining term of the Agreement in an amount equal to his target bonus then in effect; (iii) vesting of any outstanding equity award which has time-based vesting; and (iv) vesting of any outstanding equity award which has performance-based vesting, if, and only if, at the end of the applicable performance period the performance criteria for each performance-based award is achieved. In the event Mr. Richardson is terminated by reason of death, the Company shall pay a lump sum amount equal to 60% of Mr. Richardson’s salary for 24 months to a designated beneficiary. In the event that Mr. Richardson becomes Disabled, the Company shall pay Mr. Richardson 60% of his base salary plus medical benefits for Mr. Richardson and his family during the period of his Disability (not to exceed 24 months). After six months of Disability, the Company shall have the right to terminate Mr. Richardson; provided, however, that the 60% payments and medical benefits shall continue for the remainder of the 24-month period.

•
In the event Mr. Richardson is terminated by the Company or he voluntarily terminates his employment following a Change-in-Control event and prior to the end of a Change-in-Control Protection Period for any reason, except (i) termination by the Company for Cause, (ii) termination by reason of death or Disability, or (iii) termination by Mr. Richardson without Good Reason (as such terms are defined in the Agreement), Mr. Richardson shall be paid a lump sum amount equal to two times the sum of: (1) the greater of (a) Mr. Richardson’s base salary in effect immediately prior to the Change-in-Control event or (b) in effect on the date of notice of his termination; and (2) the greater of (x) the annual bonus earned by Mr. Richardson in respect of the Company’s fiscal year immediately preceding that in which the date of termination occurs, (y) the average annual bonus earned in respect of the two fiscal years immediately preceding that in which the Change in Control occurs, or (z) $350,000. Of the foregoing amounts, one-half of such payments shall be in consideration of certain restrictive covenants. Additionally, Mr. Richardson shall receive certain insurance benefits for 18 months from the date of termination.

•
Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Agreement, for a period of one year following any termination of Mr. Richardson’s employment, he shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (i) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Company; or (ii) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company.

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Under the terms of the Agreement, Mr. Richardson is not entitled to receive a tax gross up from the Company for any excise tax imposed upon him under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or the Treasury Regulations promulgated thereunder. In the event that any payments or benefits paid or payable to Mr. Richardson pursuant to the Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then Mr. Richardson shall receive the greater of the net best effects of the following: (i) one dollar less than the amount which would cause the payments and benefits to constitute a “parachute payment;” or (ii) the amount of such payments and benefits, after taking into account all federal, state and local taxes, including the excise tax imposed under Section 4999 of the Code payable by the covered executive on such payments and benefits, if such amount would be greater than the cut-back amount, after taking into account all federal, state and local taxes.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated September 30, 2016.
99.1	Press Release, dated October 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By: /s/ Andrean R. Horton
Andrean R. Horton
Executive Vice President and
Chief Legal Officer

Date: October 3, 2016